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                                                                    Exhibit 11.1


                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER SHARE


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
                                                               THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                     June 30,                             June 30,
                                                               1997           1996                 1997            1996
                                                              -------        -------              -------         -------
                                                        (In thousands, except share data)    (In thousands, except share data)

PRIMARY:

Shares outstanding at beginning of period                     46,121         45,987               46,093          47,916

Weighted average shares issued pursuant to:
 Acquisition agreements                                           --             --                   --              59
 Employee benefit plans                                           34             32                   50              38
 Weighted average shares repurchased                              --             --                   --          (1,371)
Dilutive effect of outstanding stock options and warrants        784            599                  719             545
                                                             -------        -------              -------         -------
Weighted average number of common and
 common equivalent shares outstanding                         46,939         46,618               46,862          47,187
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------
Net earnings                                                 $17,821        $16,366              $33,759         $31,705
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------
Net earnings per common and common equivalent share            $0.38          $0.35                $0.72           $0.67
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------
FULLY DILUTED:

Weighted average number of common and common
 equivalent shares used in primary calculation                46,939         46,618               46,862          47,187
Additional dilutive effect of stock options and warrants         399             --                  444              53
Assumed conversion of dilutive convertible debentures          4,713          4,714                4,713           4,714
                                                             -------        -------              -------         -------
Fully diluted weighted average number of common
 and common equivalent shares outstanding                     52,051         51,332               52,019          51,954
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------
Net earnings used in primary calculation                     $17,821        $16,366              $33,759         $31,705

Adjustment for reduced interest expense, net of interest
 expense related to additional borrowings to fund the
 cash portion of the merger consideration assumed paid
 on conversion of dilutive convertible debentures and
 net of related income tax benefits                              855            855                1,710           1,710
                                                             -------        -------              -------         -------
Net earnings                                                 $18,676        $17,221              $35,469         $33,415
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------
Fully diluted net earnings per common and common
 equivalent share                                              $0.36          $0.34                $0.68           $0.64
                                                             -------        -------              -------         -------
                                                             -------        -------              -------         -------

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